UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on February 27, 2018, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 1,000,000 shares (1,150,000 shares if the Underwriter exercises in full its option to purchase additional shares of common stock) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and pursuant to which the Company agreed to issue to the Underwriter or its designees warrants to purchase up to 60,000 shares of Common Stock.

On March 1, 2018, the Offering closed, and, pursuant to the Underwriting Agreement, the Company issued warrants to purchase an aggregate of 60,000 shares of Common Stock to the Underwriter’s designees (collectively, the “Underwriter Warrants”). The Underwriter Warrants are immediately exercisable, subject to 180-day lock-up pursuant to FINRA Rule 5110(g) and expire on February 27, 2023. The Underwriter Warrants have an exercise price of $3.75 per share of Common Stock.

The foregoing description of the Underwriter Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Underwriter Warrant, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of closing of the Offering, pursuant to a waiver agreement (the “Waiver Agreement”), dated February 26, 2018, between the Company and the investor (the “Series D Investor”) that participated in the private placement of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), as previously disclosed, the conversion price of the Series D Preferred Stock was reduced to $3.00 per share, the public offering price of the Common Stock in the Offering, and, on March 1, 2018, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate Amendment”) to reflect such reduction in the conversion price of the Series D Preferred Stock.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

Pursuant to the full ratchet anti-dilution adjustment provisions in the respective certificate of designation for the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, the conversion price of the outstanding shares of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock was reduced to $3.00 per share, effective as of the date of the Underwriting Agreement.

Pursuant to the Securities Purchase Agreement, dated November 28, 2017, between the Company and the Series D Investor, pursuant to which the Company issued and sold 750 shares of the Series D Preferred Stock, as amended by an amendment dated February 21, 2018, and the Waiver Agreement, following the closing of the Offering on March 1, 2018, the Company used $450,000 (representing 15% of the gross proceeds from the Offering) to purchase from the Series D Investor 450 shares of the Series D Preferred Stock at a per share purchase price equal to the stated value of the Series D Preferred Stock.

On March 1, 2018, the Company announced it has signed an exclusive distribution agreement with T-Vascular IKE Medical Supplies, in Greece, and Endo-Serv, SRL in the Caribbean. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (previously filed).
10.1	Form of Underwriter Warrant, dated March 1, 2018
99.1	Press release dated March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 1, 2018	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer